UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
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                                     FORM 8K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


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                                 Date of Report
                                November 11, 2003


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                          Nanobac Pharmaceuticals, Inc.
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             (Exact name of registrant as specified in its charter)



         Florida                        0-24696                 59-3248917
         -------                        -------                 ----------
(State or Other Jurisdiction    (Commission File Number)     (I.R.S. Employer
     of Incorporation)                                    Identification Number)


        2727 W. Martin Luther King Blvd, Suite 850, Tampa, Florida 33607
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               (Address of Principal Executive Office) (Zip Code)

                                 (813) 264-2241
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              (Registrant's telephone number, including area code)

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS


Pursuant to a Share Purchase Agreement dated September 25, 2002, a Convertible Promissory Note Loans Purchase Agreement dated September 25, 2002 (collectively, the "Acquisition Agreements"), NanobacLabs Pharmaceuticals, Inc. ("Nanobac"), a wholly owned subsidiary of Nanobac Pharmaceuticals, Inc. ("NNBP"), agreed to acquire a majority ownership of Nanobac Oy (a Finnish company) for approximately 697,000 Euros plus interest calculated at 7% per annum. Majority ownership would only be obtained upon the conversion of the convertible promissory notes. The payment of the purchase proceeds was initially scheduled over a one-year period from September 25, 2002. In accordance with the terms of the agreements, the ownership of the stock and convertible notes would not be transferred until all payments were remitted by Nanobac.

Pursuant to a Closing Agreement dated November 5, 2003, the final payment for Nanobac Oy was remitted on November 11, 2003. Immediately after the final payment was received, Nanobac exercised its conversion rights under the convertible notes. Once Nanobac receives the Nanobac OY common stock as a result of the above conversion, Nanobac will own 65% of Nanobac Oy.

Nanobac Oy's assets consist of cash, property and equipment, and other tangible and intangible assets. Nanobac Oy's liabilities consist primarily of trade payables and other accruals. The purchase price and associated charges will be allocated among the identifiable tangible and intangible assets of Nanobac Oy based on their fair market value at the acquisition date under the purchase method of accounting for business combinations. The cost of purchased research and development, if any, for that portion of the acquired technology that has not reached technological feasibility and has no alternative future use will be written off against NNBP earnings in its fiscal quarter ending December 31, 2003.

Nanobac OY is located in Kuopio, Finland and was created in partnership with the Finnish government. Prior to the acquisition, Nanobac OY provided scientific research and diagnostic technology for nanobacteria. Nanobac OY holds US and EU patents for methods for eradication of nanobacteria [US Patent application No. 09/347,189 US printed expected in Feb 2004; EP 1094711].

The terms of the acquisition, including the amount of consideration paid by Nanobac, were determined pursuant to arm's-length negotiations. Prior to the initial September 25, 2002 agreements, none of Nanobac's officers, directors, or affiliates had any material relationship with Nanobac OY. The foregoing description of the Acquisition Agreements and the Closing Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreements which are included as Exhibits 2.1 through 2.3 to this Current Report on Form 8-K.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS


     (a) Financial Statements of Nanobac Oy

     Financial statements for Nanobac Oy prepared in accordance with Regulation S-X and required to be filed pursuant to this section are not available at this time. Such financial statements will be filed by Nanobac Pharmaceuticals, Inc. as soon as practicable by an amended Current Report on Form 8-K which will be filed within 60 days from the date of this report.

     (b) Pro Forma Financial Information

     Pro forma financial statements for Nanobac Pharmaceuticals, Inc. prepared in accordance with Regulation S-X and required to be filed pursuant to this section are not available at this time. Such pro forma financial statements will be filed by Nanobac Pharmaceuticals, Inc. as soon as practicable by an amended Current Report on Form 8-K which will be filed within 60 days from the date of this report.

     (c) Exhibits:

         Number          Description
         ------          -----------

          2.1            Share Purchase Agreement dated September 25, 2002

          2.2 Convertible Promissory Note Loans Purchase Agreement dated September 25, 2002

          2.3            Closing Agreement dated November 5, 2003


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                          NANOBAC PHARMACEUTICALS, INC.
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                                  (Registrant)

                             Date: November 26, 2003


                                /s/ JOHN STANTON
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                                  John Stanton
                             Chief Executive Officer